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                                  [Letterhead]

                                                                    EXHIBIT 23.2

                                October 7, 1997

Basin Exploration, Inc.
Suite 3400
370 Seventeenth Street
Denver, Colorado 80202

Ladies and Gentlemen:

    We hereby authorize the reference to the following report prepared by Netherland, Sewell & Associates, Inc. in a Registration Statement on Form S-3 for the offering and sale, from time to time, of up to $200,000,000 of Securities, as described in such Registration Statement, and in any prospectus contained therein or prospectus supplement thereto, filed or to be filed by Basin Exploration, Inc. with the United States Securities and Exchange
Commission:

    1. An audit of onshore proved oil and gas reserves and future revenue prepared by Basin Exploration, Inc. as of October 1, 1997, dated October 2, 1997.

    We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.

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                                Very truly yours,
                                NETHERLAND, SEWELL & ASSOCIATES, INC.

                                By:          /s/ Clarence M. Netherland
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